As filed with the Securities and Exchange Commission on August 13, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Exact name of PSEG as specified in its charter)

NEW JERSEY	4931	22-2625848
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

80 PARK PLAZA

NEWARK, NEW JERSEY

(973) 430-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of PSEG’s Principal Executive Offices)

TAMARA L. LINDE, ESQ.

EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

80 PARK PLAZA

NEWARK, NEW JERSEY 07102

(973) 430-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copy to:

BENJAMIN M. ROTH, ESQ.

KATHRYN GETTLES-ATWA, ESQ.

WACHTELL, LIPTON, ROSEN & KATZ

51 WEST 52ND STREET

NEW YORK, NEW YORK 10019

(212) 403-1000

Approximate date of commencement of the proposed sale of the securities to the public:

As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and an “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
8.625% SENIOR NOTES DUE 2031	$95,744,000	100%	$95,744,000	$10,445.67
TOTAL	$95,744,000	100%	$95,744,000	$10,445.67

(1)	Calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 13, 2021

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Offer to Exchange New Notes Set Forth Below

Registered Under the Securities Act of 1933, as amended

for

Any and All Corresponding Outstanding Old Notes

Set Forth Opposite Below

New Notes	Old Notes
$95,744,000 8.625% SENIOR NOTES DUE 2031 (CUSIP 744573 AS5)	$95,744,000 8.625% SENIOR NOTES DUE 2031 (CUSIP 744573 AR7 / U7446QAA4)

Principal Terms of the Exchange Offer

This is an offer (the “exchange offer”) by Public Service Enterprise Group Incorporated, a New Jersey corporation (“PSEG,” “we,” “us,” “our” or the “Company”), to exchange up to $95,744,000 aggregate principal amount of PSEG’s 8.625% Senior Notes due 2031 (the “Old Notes”) for a like principal amount of PSEG’s 8.625% Senior Notes due 2031, the offer of which has been registered under the Securities Act of 1933, as amended (the “Exchange Notes” and, together with the Old Notes and any additional notes that PSEG may issue from time to time under the Indenture (as defined herein), the “Notes”).

The exchange offer expires at 5:00 p.m., New York City time, on             , 2021, unless PSEG extends the exchange offer (the “expiration time”). Holders may withdraw tenders of Old Notes at any time prior to the expiration of the exchange offer. The exchange offer is not subject to any condition other than that they it does not violate applicable law or interpretations of the staff of the Securities and Exchange Commission (the “SEC”) and that no proceedings with respect to the exchange offer has been instituted or threatened in any court or by any governmental agency. The exchange offer is not conditioned upon any minimum principal amount of outstanding Old Notes being tendered.

Principal Terms of the Exchange Notes

The terms of the Exchange Notes to be issued in the exchange offer are substantially identical in all material respects to the terms of the Old Notes, except that the Exchange Notes will not be subject to restrictions on transfer, and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes. No public market currently exists for the Old Notes. PSEG does not intend to list the Exchange Notes on any securities exchange, and, therefore, no active public market is anticipated.

The Exchange Notes will be unsecured, unsubordinated obligations of PSEG and will rank equally in right of payment with PSEG’s other existing and future senior unsecured indebtedness; senior in right of payment to any of PSEG’s indebtedness that is expressly subordinated in right of payment to the Notes; effectively junior in right of payment to any of PSEG’s future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of PSEG’s subsidiaries. The Old Notes are not, and the Exchange Notes will not be, guaranteed by any subsidiaries of PSEG or any other person.

You should carefully consider the risk factors beginning on page 11 of this prospectus before participating in the exchange offer.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. PSEG has agreed that, for a period of up to 180 days after the expiration time of the exchange offer, if requested by one or more such broker-dealers, PSEG will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Exchange Notes by any such broker-dealers.

None of the SEC, any state securities commission or other regulatory agency has approved or disapproved of the Exchange Notes or the exchange offer or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2021.

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PSEG has not authorized anyone to provide you with information that is different from the information included or incorporated by reference in this document. PSEG cannot take responsibility for, nor provide assurances as to the reliability of, any different or additional information that others may give you. This document may only be used where it is legal to sell these securities.

No person is authorized in connection with the exchange offer to give any information or to make any representation not contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by PSEG. You should assume that the information contained in this prospectus is accurate only as of its date.

This prospectus does not constitute an offer to sell or buy any Exchange Notes in any jurisdiction where it is unlawful to do so. You should base your decision to invest in the Exchange Notes and participate in the exchange offer solely on information contained or incorporated by reference in this prospectus.

No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offer under applicable legal investment or similar laws or regulations.

PSEG has filed with the SEC a registration statement on Form S-4 (File No. 333-            ) with respect to the exchange offer and the Exchange Notes. This prospectus, which forms part of that registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about PSEG, the exchange offer and the Exchange Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules and the documents incorporated by reference herein. Statements PSEG makes in this prospectus or in the documents incorporated by reference herein about certain contracts or other documents are not necessarily complete. When PSEG makes such statements, PSEG refers you to the copies of the contracts or documents that are filed, because those statements are qualified in all respects by reference to those exhibits. The registration statement incorporates important business and financial information about PSEG that is not included or delivered with this document. The registration statement, including the exhibits and schedules, is available at the SEC’s website at www.sec.gov. You may also obtain this information without charge by writing to PSEG, 80 Park Plaza, 4th Floor, Newark, NJ 07102 Attention: Investor Relations or calling telephone (973) 430-7000.

In order to ensure timely delivery, you must request the information no later than            , 2021, which is five business days before the expiration of the exchange offer.

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FORWARD-LOOKING STATEMENTS

This prospectus may contain or incorporate by reference statements about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical that constitute “forward-looking statements.” Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the SEC, including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects;

•	lack of growth or slower growth in the number of customers or the failure of our Conservation Incentive Program to fully address a decline in customer demand;

•

any equipment failures, accidents, severe weather events, acts of war or terrorism or other incidents, including pandemics such as the ongoing coronavirus pandemic, that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	any inability to maintain sufficient liquidity;

•	the impact of cybersecurity attacks or intrusions;

•	the impact of the ongoing coronavirus pandemic;

•	the impact of our covenants in our debt instruments on our operations;

•	adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	risks associated with the timeline and ultimate outcome of our exploration of strategic alternatives relating to PSEG Power’s non-nuclear generating fleet;

•

the failure to complete, or delays in completing, our proposed investment in the Ocean Wind offshore wind project, or following the completion of our initial investment in the project, the failure to realize the anticipated strategic and financial benefits of the project;

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	market risks impacting the operation of our generating stations;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of generation output and purchase of fuel;

•	any inability of PSEG Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities to maintain adequate transmission capacity for our power generation fleet;

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•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•

the absence of a long-term legislative or other solution for our New Jersey nuclear plants that sufficiently values them for their carbon-free, fuel diversity and resilience attributes, or the impact of the current or subsequent payments for such attributes being materially adversely modified through legal proceedings;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental regulations and enforcement; and

•	delays in receipt of, or an inability to receive, necessary licenses and permits.

Additional information concerning these factors is set forth or referred to under “Risk Factors.”

All of the forward-looking statements made in this prospectus and the other offering materials are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this prospectus or other offering materials apply only as of the date of this prospectus or such other offering materials. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

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SUMMARY

The following is a summary of some of the information contained or incorporated by reference in this prospectus. This summary does not contain all the details concerning the exchange offer or the Exchange Notes, including information that may be important to you. To better understand PSEG’s business and financial position, you should carefully review this entire document and the documents incorporated herein by reference, including the information under “Risk Factors” and “Forward-Looking Statements.”

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

We are an energy company with a diversified business mix. Our operations are located primarily in the Northeastern and Mid-Atlantic United States. Our business approach focuses on operational excellence, financial strength and disciplined investment. As a holding company, our profitability depends on our subsidiaries’ operating results. We have two principal direct, wholly-owned subsidiaries:

•	PSE&G, which is a public utility engaged principally in the transmission of electricity and distribution of electricity and natural gas in certain areas of New Jersey; and

•

PSEG Power, which is a multi-regional energy supply company that integrates the operations of its merchant nuclear and fossil generating assets with its power marketing businesses through competitive energy sales in well-developed energy markets and fuel supply functions primarily in the Northeast and Mid-Atlantic United States.

Our other direct, wholly-owned subsidiaries are:

•	PSEG Long Island LLC, which operates the Long Island Power Authority’s electric transmission and distribution system under an Operations Services Agreement;

•	PSEG Energy Holdings L.L.C., which earns its revenues from its portfolio of lease investments and holds our investment in offshore wind ventures; and

•	PSEG Services Corporation, which provides certain management, administrative and general services to us and our subsidiaries at cost.

On August 12, 2021, PSEG announced that it entered into an agreement to sell its 6,750-megawatt fossil generating portfolio to newly formed subsidiaries of Arclight Energy Partners Fund VII, L.P., a fund controlled by Arclight Capital Partners, LLC for aggregate consideration of approximately $1.92 billion, subject to customary adjustments, and is expected to be completed late in the fourth quarter of 2021 or the first quarter of 2022.

PSEG is a New Jersey corporation with its principal offices located at 80 Park Plaza, Newark, New Jersey 07102. Its telephone number is (973) 430-7000.

THE EXCHANGE OFFER

Background

On December 23, 2020, we completed a private exchange offer for, and issued, the Old Notes. We are offering to issue the Exchange Notes in exchange for the Old Notes to satisfy our obligations under the Registration Rights Agreement, dated December 23, 2020 (the “Registration Rights Agreement”), that we entered into with the dealer managers with respect to that private exchange (the “dealer managers”).

After the exchange offer is complete, holders of Old Notes will no longer be entitled to any exchange or registration rights with respect to the Exchange Notes, except in certain limited circumstances described herein.

Exchange Offer

PSEG is offering to exchange the unregistered Old Notes for a like principal amount of the Exchange Notes.

The Exchange Notes will be substantially identical in all material respects to the Old Notes, except that the Exchange Notes will not be subject to restrictions on transfer, and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes.

Old Notes may be exchanged only in minimum denominations of $2,000 and larger integral multiples of $1,000. You should read the discussion under the headings “The Exchange Notes” and “Description of the Exchange Notes” for further information regarding the Exchange Notes. You should also read the discussion under the heading “Terms of the Exchange Offer” for further information regarding the exchange offer and resale of the Exchange Notes.

Resales

Based on interpretations by the staff of the SEC set forth in previous no-action letters issued to third parties, including Exxon Capital Holdings Corporation and Morgan Stanley & Co. Incorporated, PSEG believes that the Exchange Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you:

•   are acquiring the Exchange Notes in the ordinary course of business;

•   have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and

•   you are not an “affiliate” of PSEG, as defined in Rule 405 of the Securities Act.

By submitting the letter of transmittal and exchanging your Old Notes for Exchange Notes, as described below, you will be making representations to the effect of the above conditions. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Each participating broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for the Old Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

Any holder of Old Notes that:

•   is PSEG’s affiliate;

•   does not acquire the Exchange Notes in the ordinary course of its business; or

•   cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters;

must, in the absence of an exemption, comply with registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. PSEG will not assume, nor will PSEG indemnify you against, any liability you may incur under the Securities Act or state or local securities laws if you transfer any Exchange Notes issued in the exchange offer absent compliance with the applicable registration and prospectus delivery requirements or an applicable exemption.

If applicable law or applicable interpretations of the staff of the SEC do not permit PSEG to effect the exchange offer, or if the exchange offer is not consummated by December 18, 2021 for any reason, or upon the request of holders of the Notes under certain limited circumstances, PSEG will be required to file, and use commercially reasonable efforts to cause to become effective, a shelf registration statement under the Securities Act which would cover resales of the Old Notes. See “Terms of the Exchange Offer—Additional Obligations.”

Expiration Time	The exchange offer will expire at 5:00 p.m., New York City time, on , 2021, or such later date and time to which PSEG extends it. PSEG does not currently intend to extend the expiration time for the exchange offer.

Conditions to the Exchange Offer

The exchange offer is subject to the following conditions, which PSEG may waive:

•   the exchange offer does not violate applicable law or applicable interpretations of the staff of the SEC; and

•   there is no action or proceeding instituted or threatened in any court or by any governmental agency with respect to the exchange offer, which, in PSEG’s judgment, could reasonably be expected to impair PSEG’s ability to proceed with the exchange offer.

The exchange offer is not conditioned upon any minimum principal amount of outstanding Old Notes being tendered. See “Terms of the Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering the Old Notes	If you wish to accept and participate in the exchange offer, you must submit the accompanying letter of transmittal according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the completed, executed letter of transmittal or the copy thereof, together with any other required documents, to the

Exchange Agent (as defined below) at the address set forth on the cover of the letter of transmittal. If you hold Old Notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program (“ATOP”) procedures of DTC described herein.

By agreeing to be bound by the letter of transmittal, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, you represent to PSEG that, among other things (as set forth above):

•   any Exchange Notes that you receive will be acquired in the ordinary course of their business;

•   you have no arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•   if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the Exchange Notes; and

•   you are not an “affiliate” of PSEG as defined in Rule 405 under the Securities Act.

In addition, you may be required to make such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Exchange Notes under the Securities Act.

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Old Notes in the exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration time.

If you are a beneficial owner that holds Old Notes through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”), and wish to tender your Old Notes, contact Euroclear or Clearstream directly to ascertain the procedure for tendering Old Notes and comply with such procedure.

Guaranteed Delivery Procedures

If you wish to tender your Old Notes, and time will not permit your required documents to reach the Exchange Agent by the expiration time, or the procedure for book-entry transfer cannot be completed on time, you may tender your old notes under the procedures described under “Terms of the Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal of Tenders

Tenders of Old Notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration time of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the Exchange Agent at its address indicated under “Terms of the Exchange Offer—Exchange Agent” before the expiration time of the exchange offer.

Acceptance of the Old Notes and Delivery of Exchange Notes

If all the conditions to the completion of the exchange offer are satisfied, PSEG will accept any and all Old Notes that are properly tendered in the exchange offer and not properly withdrawn before the expiration time. PSEG will return any Old Notes that PSEG does not accept for exchange to its registered holder at its expense promptly after the expiration time. PSEG will deliver the Exchange Notes to the registered holders of Old Notes accepted for exchange promptly after the expiration time and acceptance of such Old Notes. See “Terms of the Exchange Offer—Acceptance of Old Notes for Exchange; Delivery of Exchange Notes.”

Effect on Holders of Old Notes	As a result of making, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, the exchange offer, PSEG will have fulfilled a covenant contained in the Registration Rights Agreement. If a holder of Old Notes does not tender their Old Notes in the exchange offer, such holder will continue to hold their Old Notes and such holder will be entitled to all the rights and limitations applicable to the Old Notes in the Indenture (as defined in “The Exchange Notes”), except for any rights under the Registration Rights Agreement that by their terms terminate upon the consummation of the exchange offer. See “Terms of the Exchange Offer—Purpose and Effect of the Exchange Offer.”

Consequences of Failure to Exchange

All untendered Old Notes will continue to be subject to the restrictions on transfer provided for in the Old Notes and in the Indenture.

In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. The trading market for your Old Notes will likely become more limited to the extent that other holders of Old Notes participate in the exchange offer. Following consummation of the exchange offer, PSEG will not be required to register under the Securities Act any Old Notes that remain outstanding, except in the limited circumstances in which it is obligated to file a shelf registration statement for certain holders of Old Notes not eligible to participate in the exchange offer pursuant to the Registration Rights Agreement.

If your Old Notes are not tendered and accepted in the exchange offer, it may become more difficult to sell or transfer the Old Notes. See “Terms of the Exchange Offer—Additional Obligations” and “Risk Factors.”

Certain U.S. Federal Income Tax Considerations	The exchange of Old Notes for Exchange Notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Exchange Agent	U.S. Bank National Association is the exchange agent (the “Exchange Agent”) for the exchange offer. The address and telephone number of the Exchange Agent are set forth in the section captioned “Terms of the Exchange Offer—Exchange Agent.”

THE EXCHANGE NOTES

The terms of the Exchange Notes are summarized below solely for your convenience. This summary is not a complete description of the Exchange Notes. Other than the restrictions on transfer, registration rights and additional interest provisions, the Exchange Notes will have the same terms as the Old Notes. For a more detailed description of the Exchange Notes, see the discussion under the caption “Description of the Exchange Notes” beginning on page 26 of this prospectus.

You should read the full text and more specific details contained elsewhere in this prospectus, including the “Risk Factors” section and consolidated financial statements and the notes thereto incorporated by reference into this prospectus.

In this section, the terms “PSEG,” “Company,” “we” and “our” refer only to Public Service Enterprise Group Incorporated and not any of its subsidiaries.

Issuer	PSEG.

Securities Offered	$95,744,000 aggregate principal amount of Exchange Notes.

No Guarantees	The Exchange Notes will not be guaranteed.

Interest Payment Dates

Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid or duly provided for on the Old Notes surrendered in exchange therefor. The holders of the Old Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Old Notes from the last interest payment date on which interest was paid or duly provided for on such Old Notes to the date of issuance of the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest is payable on the Exchange Notes beginning with the first interest payment date following the consummation of the exchange offer.

Interest on the Exchange Notes will be payable on April 15 and October 15 of each year.

Maturity Date	April 15, 2031.

Optional Redemption	The Exchange Notes may be redeemed at any time prior to October 15, 2030 (the “Par Call Date”) at a price equal to the sum of (i) 100% of the principal amount of the Exchange Notes being redeemed, (ii) a make whole premium and (iii) accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the redemption date. In addition, the Exchange Notes may be redeemed on or after the Par Call Date at a price equal to the sum of (i) 100% of the principal amount of the Exchange Notes being redeemed and (ii) accrued and unpaid interest on the principal amount of the Exchange Notes being redeemed to, but excluding, the redemption date.

The redemption provisions are discussed in this prospectus under the caption “Description of the Exchange Notes—Optional Redemption.”

Ranking	The Exchange Notes will be our unsubordinated unsecured obligations and will rank equally in right of payment with our other existing and future senior unsecured indebtedness; senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Exchange Notes; effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries.

Use of Proceeds	PSEG will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, PSEG will receive in exchange Old Notes in like principal amount, which will be cancelled and, as such, issuing the Exchange Notes will not result in any increase in PSEG’s indebtedness or be financed with new borrowings.

Certain Covenants	We will issue the Exchange Notes under the Indenture, dated as of November 1, 1998 (as amended and supplemented from time to time, the “Indenture”), by and among PSEG and U.S. Bank National Association, as successor trustee, incorporated by reference to Exhibit 4(f) to the Annual Report on Form 10-K for the year ended December 31, 1998, File No. 001-09120, which contains covenants set forth in “Description of the Notes” that, with certain exceptions, restrict the ability of PSEG to merge or consolidate. See “Description of the Exchange Notes.”

Trustee, Securities Registrar and Paying Agent	U.S. Bank National Association.

Form and Denominations	The Exchange Notes will be book-entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the Exchange

Notes through Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations that are participants in these systems. The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000.

Risk Factors	For a discussion of factors you should carefully consider with an investment in the Exchange Notes, see “Forward-Looking Statements” and “Risk Factors” beginning on pages iii and 11, respectively, of this prospectus and the “Risk Factors” discussed in PSEG’s Annual Report on Form 10-K, which is incorporated by reference in this prospectus.

No Public Market	The Exchange Notes are new securities, and there is currently no established trading market for the Exchange Notes. See “Risk Factors.” An active trading market may not develop for the Exchange Notes, and we do not intend to apply to list the Exchange Notes on any securities exchange or for quotation in any automated dealer quotation system.

Governing Law	The Exchange Notes will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New Jersey.

RISK FACTORS

PSEG is subject to certain risks and uncertainties due to the nature of the business activities it conducts. The risks discussed below, any of which could materially and adversely affect its business, financial condition, cash flows, performance and results of operations, are not the only risks PSEG faces. PSEG may experience additional risks and uncertainties not currently known to it; or, as a result of developments occurring in the future, conditions that PSEG currently deems to be immaterial may also materially and adversely affect its business, financial condition, cash flows, performance and results of operations. In any such case, you may lose all or a part of your original investment and not realize any return you may have expected thereon.

Investing in the Exchange Notes involves risks. Prospective investors should consider carefully all of the information set forth in this prospectus, any free writing prospectus filed by us with the SEC and the documents incorporated by reference herein. In particular, you should carefully consider the factors discussed below and under “Risk Factors” included in our Annual Report on Form 10-K. See “Incorporation of Certain Information by Reference” and “Forward-Looking Statements.”

Risks Related to the Exchange Notes

Because PSEG is a holding company, its ability to service its debt could be limited.

PSEG is a holding company with no material assets other than the stock or membership interests of its subsidiaries. Accordingly, all of PSEG’s operations are conducted by its subsidiaries, which are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay the debt of PSEG or to make any funds available to PSEG to pay such debt or satisfy its other corporate funding needs. As a result, PSEG’s debt will effectively be subordinated to all existing and future preferred equity and liabilities of its subsidiaries, including holders of their debt, trade creditors, secured creditors, taxing authorities and guarantee holders, and PSEG’s rights and hence the rights of PSEG’s creditors to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors and preferred equity holders, except to the extent that PSEG’s claims as a creditor of such subsidiary may be recognized.

PSEG depends on its subsidiaries’ cash flows and access to capital in order to service its indebtedness and satisfy its other corporate funding needs. The debt agreements of PSEG’s subsidiaries generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to PSEG. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations. PSEG’s subsidiaries’ ability to pay dividends, make cash distributions or otherwise transfer funds to PSEG may also be limited or restricted by regulatory considerations or applicable law. In addition, following the divestiture of PSEG’s fossil assets, PSEG will no longer receive cash flow related to those assets to service PSEG debt.

PSEG’s subsidiaries have financed and may in the future finance some investments using non-recourse project level financing. Each non-recourse project level financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, PSEG’s subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement is not expected to cause a default with respect to PSEG’s debt, other debt of the applicable subsidiary, if any, or debt of PSEG’s other subsidiaries, it may materially affect PSEG’s ability to service its outstanding indebtedness and satisfy its other corporate funding needs. We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness and satisfy our other corporate funding needs.

Active trading markets for the Exchange Notes may not develop; we do not intend to apply to list the Exchange Notes on any securities exchange or for quotation in any automated dealer quotation system.

We do not intend to apply for listing of the Exchange Notes offered hereby on any securities exchange or for quotation of the Exchange Notes offered hereby in any automated dealer quotation system. We cannot provide you with any assurance regarding whether trading markets for the Exchange Notes will develop, the ability of holders of the Exchange Notes to sell their Exchange Notes or the prices at which holders may be able to sell their Exchange Notes. If no active trading markets develop, you may be unable to resell the Exchange Notes at their fair market value or at any price.

If trading markets for the Exchange Notes do develop, changes in our credit ratings or the debt markets could adversely affect the market prices of the Exchange Notes. The prices for the Exchange Notes will depend on many factors, including, among others:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance, operating results, cash flows and future prospects; and

•	the overall condition of the financial markets.

The conditions of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the prices of the Exchange Notes. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us.

Risks Related to this Exchange

You may have difficulty selling the Old Notes that you do not exchange.

If you do not exchange your Old Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on your Old Notes, and we will not be required to offer another opportunity for you to exchange your Old Notes for registered notes except in limited circumstances. The restrictions on transfer of your Old Notes arise because PSEG issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the Old Notes only if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from these requirements. We do not intend to register the Old Notes under the Securities Act. We may in the future seek to acquire untendered Old Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Old Notes. To the extent Old Notes are tendered and accepted in the exchange offer, the trading market, if any, for the remaining Old Notes would likely be adversely affected. See “Terms of the Exchange Offer—Consequences of Failure to Exchange” for a discussion of the possible consequences of failing to exchange your Old Notes.

Because we anticipate that most holders of Old Notes will elect to exchange their Old Notes, we expect that the liquidity of the market for any Old Notes remaining after the completion of the exchange offer will be substantially limited. Any Old Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Old Notes of the applicable series outstanding. Following the exchange offer, if you do not tender your Old Notes you generally will not have any further registration rights, and your Old Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that exchanges its Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, or resells Exchange Notes that were received by it for its own account in the exchange offer, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

In addition to broker-dealers, any noteholder that exchanges its Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.

You must comply with the exchange offer procedures in order to receive freely tradable Exchange Notes.

Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only if such tenders comply with the exchange offer procedures described herein, including the timely receipt by the Exchange Agent of book-entry transfer of Old Notes into such Exchange Agent’s account at DTC, as depositary, including an agent’s message. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. The method of delivery of Old Notes and the letter of transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders of the Old Notes.

Consummation of the exchange offer may not occur.

The exchange offer is subject to the satisfaction of certain conditions. See “Terms of the Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Old Notes tendered in the exchange offer. Until we announce whether we have accepted valid tenders of Old Notes for exchange pursuant to the exchange offer, no assurance can be given that such exchange offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate the exchange offer at any time before our announcement of whether we will accept valid tenders of Old Notes for exchange pursuant to such exchange offer, which we expect to make as soon as reasonably practicable after the expiration time.

USE OF PROCEEDS

PSEG will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, PSEG will receive in exchange Old Notes in like principal amount, which will be cancelled, and, as such, issuing the Exchange Notes will not result in any increase in PSEG’s indebtedness or be financed with new borrowings.

TERMS OF THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

PSEG and the dealer managers of the Old Notes entered into a Registration Rights Agreement with respect to the Old Notes on December 23, 2020. Pursuant to the Registration Rights Agreement, PSEG agreed, among other things, to use commercially reasonable efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange of the Old Notes for new notes with terms substantially identical in all material respects to the Old Notes and (2) cause the registration statement to be declared effective under the Securities Act on or before December 18, 2021. PSEG agreed to use commercially reasonable efforts to complete the exchange offer within 60 days after the registration statement is declared effective by the SEC. If the exchange offer is not completed on or before the later of December 18, 2021, and the date on which in certain circumstances one of the dealer managers so requests, PSEG must use its commercially reasonable efforts to file and to have declared effective a shelf registration statement relating to resales of the notes.

After the SEC declares this exchange offer registration statement effective, PSEG will offer the Exchange Notes in return for the Old Notes. The exchange offer will remain open for at least 20 business days (or longer if required by applicable law) after the date PSEG electronically delivers notice of such exchange offer to the holders of the Old Notes. For each Old Note surrendered to PSEG pursuant to an exchange offer, the holder of the Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof or, if no interest has been paid on such Old Note, from the date of its original issue.

Under existing SEC interpretations, Exchange Notes acquired in the exchange offer by holders of Old Notes will be freely transferable without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the Exchange Notes and that it is not an affiliate of PSEG, as such terms are interpreted by the SEC, however, broker-dealers (“participating broker-dealers”) receiving Exchange Notes in a registered exchange offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. Under existing SEC interpretations, this prospectus, as it may be amended or supplemented form time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. PSEG has agreed that, for a period of up to 180 days after the expiration time of the exchange offer, if requested by one or more such broker-dealers, PSEG will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Exchange Notes by any such broker-dealers.

A holder of Old Notes who wishes to exchange its Old Notes for Exchange Notes in the exchange offer will be required to represent that (1) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of PSEG, (4) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (5) if such holder is a broker-dealer that will receive the Exchange Notes for its own account in exchange for the Old Notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

In certain limited circumstances, if PSEG receives a written request from any holder representing that it holds Old Notes that are or were ineligible to be exchanged in the exchange offer for Exchange Notes, PSEG will use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Old Notes. See “Exchange Offer; Registration Rights.”

The Registration Rights Agreement provides, among other things, that if (i) a registration statement covering an offer to exchange all Old Notes is not deemed effective on or prior to December 18, 2021, (ii) if an exchange offer for all Old Notes is not consummated prior to December 18, 2021 and, if a shelf registration statement is required, such shelf registration statement is not declared effective on or prior to the later of (x) December 18, 2021 and (y) 60 days after delivery of the applicable shelf request, or (iii) if a shelf registration statement is required pursuant to the Registration Rights Agreement and after being declared effective, such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be useable for resales of Old Notes in accordance with the Registration Rights Agreement, the annual interest rate on the registrable securities will increase initially by 0.25% per annum for the first 90-day period immediately following the occurrence of such registration default. The annual interest rate on the registrable securities will increase by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. If PSEG corrects the registration default, the accrual of such special interest will cease, and the interest rate on the registrable securities will revert to the original level. See “Exchange Offer; Registration Rights.”

Resale of Exchange Notes

Based on a series of no-action letters of the staff of the SEC issued to third parties, the Exchange Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if the holder of Old Notes who wishes to exchange its Old Notes for Exchange Notes can make the representations set forth below under “Procedures for Tendering the Old Notes.” However, if such holder intends to participate in a distribution of the Exchange Notes, is a broker-dealer that acquired the Old Notes directly from PSEG for its own account in the initial offering of the Old Notes and not as a result of market-making activities or other trading activities or is an “affiliate” of PSEG as defined in Rule 405 under the Securities Act, such holder will not be eligible to participate in the exchange offer, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of its Old Notes. See “Additional Obligations.”

A broker-dealer that has acquired Old Notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any new notes it receives for its own account in the exchange offer. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. PSEG has agreed that, for a period of up to 180 days after the expiration time of the exchange offer, if requested by one or more such broker-dealers, PSEG will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Exchange Notes by any such broker-dealers. See “Plan of Distribution” for more information regarding broker-dealers.

The exchange offer is not being made to, nor will PSEG accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws.

The exchange offer is not subject to any federal or state regulatory requirements or approvals other than securities laws and blue sky laws.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, PSEG will accept for exchange any Old Notes properly tendered and not withdrawn prior to the expiration time. Old Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. PSEG will issue $2,000 principal amount or an integral multiple of $1,000 of Exchange Notes in exchange for a corresponding principal amount of Old Notes surrendered in the exchange offer. In exchange for each Old Note surrendered in the exchange offer, PSEG will issue Exchange Notes with a like principal amount.

Other than the restrictions on transfer, registration rights and additional interest provisions, the terms of the Exchange Notes will be substantially identical in all material respects to the form and terms of the Old Notes.

The Exchange Notes will evidence the same debt as the Old Notes. The Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Old Notes. Consequently, the Exchange Notes and the Old Notes will be treated as a single series of debt securities under the Indenture.

The exchange offer is not conditioned upon any minimum aggregate principal amount of Exchange Notes being tendered for exchanges.

As of the date of this prospectus, $95,744,000 aggregate principal amount of the Old Notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the exchange offer.

PSEG intends to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. Old Notes that are not tendered for exchanges in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture.

PSEG will be deemed to have accepted for exchange properly tendered Old Notes when PSEG has given written notice of the acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from PSEG and delivering Exchange Notes to such holders. Subject to the terms of the exchange offer and the Registration Rights Agreement, PSEG expressly reserves the right to amend or terminate the exchange offer, and to not accept for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “Conditions to the Exchange Offer.”

PSEG will pay all charges and expenses, other than those brokerage commissions or fees or transfer or other taxes described below, in connection with the exchange offer. It is important that you read the section labeled “Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Time; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on            , 2021, unless, in PSEG’s sole discretion, PSEG extends the expiration time of such exchange offer.

In order to extend the exchange offer, PSEG will notify the Exchange Agent in writing of any extension of such exchange offer. PSEG will notify in writing or by public announcement the registered holders of the Old Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.

PSEG expressly reserves the right, in its sole discretion:

•	to delay accepting for exchange any Old Notes due to an extension of the exchange offer(s);

•

to extend the exchange offer or to terminate the exchange offer and to refuse to accept Old Notes not previously accepted if any of the conditions set forth below under “Conditions to the Exchange Offer” have not been satisfied by giving written notice of such extension or termination to the Exchange Agent; or

•	subject to the terms of the Registration Rights Agreement, to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Old Notes. If PSEG amends the exchange offer in a manner that PSEG determines to constitute a material change, PSEG will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the relevant Old Notes of such amendment.

Without limiting the manner in which PSEG may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, PSEG shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely press release to a financial news service. If PSEG makes any material change to this exchange offer, PSEG will disclose this change by means of a post-effective amendment to the registration statement that includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of relevant Old Notes. In addition, PSEG will extend the exchange offer(s) for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. PSEG will promptly notify the Exchange Agent by written notice of any delay in acceptance, extension, termination or amendment of the exchange offer.

Conditions to the Exchange Offer

Notwithstanding any other terms of the exchange offer, PSEG will not be required to accept for exchange, or exchange any Exchange Notes for, any Old Notes, and PSEG may terminate the exchange offer as provided in this prospectus before accepting any Old Notes for exchange, if PSEG determines in its sole discretion:

•	such exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to such exchange offer.

In addition, PSEG will not be obligated to accept for exchange the Old Notes of any holder that has not made the representations described in the letter of transmittal and under “Purpose and Effect of the Exchange Offer,” “Procedures for Tendering the Old Notes” and “Plan of Distribution,” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Exchange Notes under the Securities Act.

PSEG expressly reserves the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, PSEG may delay acceptance of any Old Notes by giving written notice of such extension to the registered holders of the relevant Old Notes as promptly as practicable. During any such extensions, all relevant Old Notes previously tendered will remain subject to the exchange offer, and PSEG may accept them for exchange unless they have been previously withdrawn. PSEG will return any Old Notes that PSEG does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

PSEG expressly reserves the right to amend or terminate the exchange offer, and to reject for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. PSEG will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the relevant Old Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.

These conditions are for PSEG’s sole benefit, and PSEG may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in PSEG’s sole discretion. If PSEG fails at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that PSEG may assert at any time or at various times.

In addition, PSEG will not accept for exchange any Old Notes tendered, and will not issue Exchange Notes in exchange for any such Old Notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

Procedures for Tendering the Old Notes

Except as described below, a holder tendering Old Notes must, prior to 5:00 p.m., New York City time, on the expiration time:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent, at the address listed below under the heading “Exchange Agent”;

•	if Old Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message (described below) to the Exchange Agent; or

•	must comply with the guaranteed delivery procedures described below.

Transmittal will be deemed made only when actually received or confirmed by the Exchange Agent.

In addition, the Exchange Agent must receive, before 5:00 p.m., New York City time, on the expiration time confirmation of book-entry transfer of the Old Notes into the Exchange Agent’s account at DTC, the book-entry transfer facility.

The term “agent’s message” means a computer-generated message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, this prospectus and the letter of transmittal and that PSEG may enforce the letter of transmittal against such participant.

The method of delivery of Old Notes, letters of transmittal and all other required documents is at the holder’s election and risk. If delivery is by mail, PSEG recommends that holders use registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure timely delivery. Holders should not send letters of transmittal or Old Notes to anyone other than the Exchange Agent.

If the holder is a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wishes to tender, such holder should promptly instruct the registered holder to tender on its behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Old Notes by causing DTC to transfer the Old Notes into the Exchange Agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Old Notes surrendered for exchange are tendered:

•	by a registered holder of the Old Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

PSEG will reasonably determine all questions as to the validity, form and eligibility of Old Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

PSEG reserves the right to reject any particular Old Note not validly tendered, or any acceptance that might, in our judgment, be unlawful. PSEG also reserves the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Old Note before the expiration time. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured before the expiration time of the exchange offer. Neither PSEG, the Exchange Agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of the Old Notes. Neither PSEG, the Exchange Agent nor any other person will incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is executed by a person other than the registered holder of Old Notes, the letter of transmittal must be accompanied by the Old Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Old Notes.

If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by PSEG, proper evidence satisfactory to us of their authority to so act must be submitted.

All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, and its determination will be final and binding.

By signing or agreeing to be bound by the letter of transmittal, each tendering holder of Old Notes will represent, among other things, that:

•

it is not an affiliate of ours or, if an affiliate of ours, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes;

•	the Exchange Notes will be acquired in the ordinary course of its business;

•

it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

•	it is not a broker-dealer that purchased any of the Old Notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•

if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction of all of the conditions to the exchange offer, PSEG will accept, promptly after the expiration time, all relevant Old Notes validly tendered. We will issue the Exchange Notes promptly after the expiration of the exchange offer and acceptance of the relevant Old Notes. See “Conditions to the Exchange Offer” above. For purposes of the exchange offer, we will be deemed to have accepted validly tendered Old Notes for exchange when, as and if we have given written notice of such acceptance to the Exchange Agent.

For each Old Note accepted for exchange, the holder of the Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. The Exchange Notes will accrue interest from the last interest payment date on which interest was paid or duly provided for on the Old Notes surrendered in exchange therefor. The holders of the Old Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Old Notes from the last interest payment date on which interest was paid or duly provided for on such Old Notes to the date of issuance of the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

In all cases, issuance of Exchange Notes for Old Notes will be made only after timely receipt by the Exchange Agent of:

•	a book-entry confirmation of the deposit of the Old Notes into the Exchange Agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder of the Old Notes promptly after the expiration of the exchange offer. In the case of Old Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Old Notes will be returned or recredited promptly after the expiration of the exchange offer.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account for the Old Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Old Notes must make book-entry delivery of the Old Notes by causing DTC to transfer those Old Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer, including its ATOP procedures. The participant should transmit its acceptance to DTC prior to 5:00 p.m., New York City time, on the expiration time. DTC will verify this acceptance, execute a book-entry transfer of the tendered Old Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer, which confirmation must be received prior to 5:00 p.m., New York City time, on the expiration time. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that PSEG may enforce the letter of transmittal against the participant. Delivery of Exchange Notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the Exchange Agent at the address listed below under “Exchange Agent” (or its account at DTC with respect to an agent’s message) prior to 5:00 p.m., New York City time, on the expiration time.

Guaranteed Delivery Procedures

Holders wishing to tender their Old Notes but whose Old Notes are not immediately available or who cannot deliver their Old Notes, the letter of transmittal or any other required documents to the Exchange Agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may tender if:

•	the tender is made through an eligible guarantor institution (within the meaning of Rule 17A(d)-15 under the Exchange Act);

•

before expiration of the exchange offer, the Exchange Agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or a properly transmitted agent’s message and notice of guaranteed delivery, in each case:

•	setting forth the name and address of the holder and the registered number(s) and the principal amount of Old Notes tendered;

•	stating that the tender is being made by guaranteed delivery; and

•

guaranteeing that, within two New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, together with the Old Notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•

the Exchange Agent receives the properly completed and executed letter of transmittal, as well as all tendered Old Notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within two New York Stock Exchange trading days after expiration of the exchange offer.

Upon request to the Exchange Agent, a notice of guaranteed delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of Old Notes may withdraw their tenders at any time prior to the expiration of the exchange offer. For a withdrawal to be effective, the Exchange Agent must receive a written notice (which may be by facsimile transmission or letter) of withdrawal at one of the addresses set forth below under “Exchange Agent,” or the holder must comply with the appropriate procedure of DTC’s ATOP system.

Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes and, if applicable, the CUSIP numbers and total principal amount of such Old Notes) and, where Old Notes have been transmitted via ATOP, specify the name in which such Old Notes were registered if different from that of the withdrawing holder. Any such notice of withdrawal must also be signed by the person having tendered the Old Notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the Old Notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender and, if applicable because the Old Notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at DTC to be credited if different than that of the person having tendered the Old Notes to be withdrawn.

If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless such holder is an eligible guarantor institution.

If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. PSEG will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and PSEG’s determination shall be final and binding on all parties. PSEG will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent’s account of DTC according to the procedures described above, such Old Notes will be credited to an account maintained with DTC for Old Notes) promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under “Procedures for Tendering the Old Notes” above at any time prior to the expiration time.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance or requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the Exchange Agent addressed as follows:

By Hand or Overnight Courier:

U.S. Bank National Association

Attention: Specialized Finance

111 Fillmore Avenue East

St. Paul, MN 55107-1402

By Mail:

U.S. Bank National Association

Attention: Specialized Finance

60 Livingston Ave—EP-MN-WS2N

St. Paul, MN 55107-2292

(if by mail, registered or certified recommended)

For Information or Confirmation by Email or Telephone:

1-800-934-6802

cts.specfinance@usbank.com

Delivery to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery to the Exchange Agent.

Fees and Expenses

PSEG will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. PSEG has agreed to pay all expenses incident to the exchange offer other than underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Old Notes by a holder and PSEG will indemnify the holders of the Old Notes and the Exchange Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreement, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the exchange offer, including out-of-pocket expenses for the Exchange Agent, will be paid by PSEG. PSEG will not pay for underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Old Notes by a holder.

Consequences of Failure to Exchange

Holders of Old Notes who do not exchange their Old Notes for Exchange Notes under the exchange offer will remain subject to the restrictions on transfer of such Old Notes as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and otherwise as set forth in the offering circular distributed in connection with the private placement offering of the Old Notes.

Generally, Old Notes of any series not tendered in the exchange offer will not retain any rights under the Registration Rights Agreement (including with respect to increases in annual interest rate described below) after the consummation of the exchange offer. However, in limited circumstances, untendered Old Notes may be subject to an increase in annual interest rate for failure to comply with the Registration Rights Agreement.

The Registration Rights Agreement provides, among other things, that if (i) a registration statement covering an offer to exchange all Old Notes is not deemed effective on or prior to December 18, 2021, (ii) if an exchange offer for all Old Notes is not consummated prior to December 18, 2021 and, if a shelf registration statement is required, such shelf registration statement is not declared effective on or prior to the later of (x) December 18, 2021 and (y) 60 days after delivery of the applicable shelf request, or (iii) if a shelf registration statement is required pursuant to the Registration Rights Agreement and after being declared effective, such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be useable for resales of Old Notes in accordance with the Registration Rights Agreement, the annual interest rate on the registrable securities will increase initially by 0.25% per annum for the first 90-day period immediately following the occurrence of such registration default. The annual interest rate on the registrable securities will increase by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. If PSEG corrects the registration default, the accrual of such special interest will cease, and the interest rate on the registrable securities will revert to the original level. See “Exchange Offer; Registration Rights.”

In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement related to the Old Notes, PSEG does not intend to register resales of the Old Notes under the Securities Act. Based on interpretations of the SEC staff, Exchange Notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is PSEG’s “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; so long as the holders acquired the Exchange Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes could not rely on the applicable interpretations of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

PSEG does not currently anticipate that PSEG will register under the Securities Act any Old Notes that remain outstanding after completion of the exchange offer. See “Risk Factors—Risks Related to this Exchange—You may have difficulty selling the Old Notes that you do not exchange.”

Accounting Treatment

PSEG will record the Exchange Notes in PSEG’s accounting records at the same carrying value as the Old Notes, as reflected in PSEG’s accounting records on the date of exchange. Accordingly, PSEG will not recognize any gain or loss for accounting purposes in connection with the exchange offer. The remaining unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the Exchange Notes.

Additional Obligations

In the Registration Rights Agreement, PSEG agreed that under certain circumstances it would file a shelf registration statement with the SEC covering resales of Old Notes by holders thereof if:

•	PSEG determines that the exchange offer is not available under applicable law or if applicable interpretations of the staff of the SEC do not permit PSEG to effect the exchange offer; or

•

for any reason, PSEG does not consummate the exchange offer by the later of December 18, 2021 and the date PSEG receives a written request from any holder representing that it holds Old Notes that are or were ineligible to be exchanged in any such exchange offer, PSEG shall use its commercially reasonable efforts to cause to become effective a shelf registration statement providing for the sale of all the registrable securities of such series by the holders thereof.

In such an event, we would be under a continuing obligation to use commercially reasonable efforts to keep the shelf registration statement effective and to provide copies of the latest version of the prospectus contained therein to any broker-dealer that requests copies for use in a resale. PSEG does not presently believe it will be required, and does not presently intend, to file a shelf registration statement with respect to the Old Notes.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

PSEG may in the future seek to acquire untendered Old Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. PSEG has no present plans to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Old Notes.

DESCRIPTION OF THE EXCHANGE NOTES

Set forth below is a description of the specific terms of the Exchange Notes, which are substantially identical to the Old Notes. We have summarized the terms thereof below. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, incorporated by reference to Exhibit 4(f) to the Annual Report on Form 10-K for the year ended December 31, 1998, File No. 001-09120. We urge you to read the Indenture for provisions that may be important to you.

References in this section to “PSEG,” “we,” “us” and “our” refer to Public Service Enterprise Group Incorporated, a New Jersey corporation, without its consolidated subsidiaries.

General

We will issue the Exchange Notes under the Indenture. The terms of the Exchange Notes are stated in the Indenture and include terms made part of the Indenture by reference to the Trust Indenture Act. You should refer to the Indenture and the Trust Indenture Act for a statement of these terms. The Indenture is governed by New Jersey law.

The Indenture Provides Limited Protections

The general provisions of the Indenture do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of Exchange Notes protection in the event of a highly leveraged or similar transaction involving us. The Indenture provides that debt securities issued thereunder may be issued in an unlimited amount in one or more series, as authorized from time to time. We have the ability, without the consent of the holders of Exchange Notes, to issue securities with terms different from those of debt securities previously issued and to reopen a previous series of debt securities and issue additional debt securities of that series, unless the reopening was restricted when that series was created.

Principal, Maturity and Interest

The Exchange Notes will initially be limited to $95,744,000. The Exchange Notes will be issued in registered form only, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Indenture does not limit the aggregate principal amount of unsubordinated debt securities that we may issue under it and provides that unsubordinated debt securities may be issued under it up to the principal amount as we may authorize from time to time. We may “reopen” any series of unsubordinated debt securities, including the Exchange Notes, and issue additional debt securities of that series without the consent of existing holders. Any additional Exchange Notes will, together with the Exchange Notes issued pursuant to the exchange offer, constitute a single series of debt securities under the Indenture; provided that, if the additional notes are not fungible for U.S. federal income tax purposes, the additional Exchange Notes will have a separate CUSIP number.

The Exchange Notes will mature at par on April 15, 2031 unless we redeem them in accordance with their terms prior to such date.

Interest on the Exchange Notes will accrue at the rate of 8 5/8% per annum. Interest on the Exchange Notes will be payable semi-annually in arrears on April 15 and October 15 of each year (each, an “interest payment date”), beginning on October 15, 2021. We will make each payment of interest on the Exchange Notes on an interest payment date to the persons in whose names such notes are registered at the close of business on the 15th day immediately preceding the applicable interest payment date.

Interest on the Exchange Notes will accrue from the most recent interest payment date for the Exchange Notes to which interest was paid or duly provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, the stated maturity date or the date of earlier redemption of the Exchange Notes is not a Business Day (as defined below), the required payment shall be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of the payment subject to delay, with the same force and effect as if made on such interest payment date, stated maturity date or such date of earlier redemption of the Exchange Notes, as the case may be. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey and The City of New York are authorized or obligated by law or executive order to close.

Ranking

Because we are a holding company and conduct all of our operations through our subsidiaries, holders of Exchange Notes will generally have a junior position to claims of creditors, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders of those subsidiaries other than, in each case, where we are recognized as a creditor of such subsidiary. Our subsidiaries have ongoing corporate debt programs used to finance their business activities. See “Risk Factors.”

The Exchange Notes will be our unsecured unsubordinated obligations and will rank:

•	equally in right of payment with our other existing and future senior unsecured indebtedness;

•	senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Exchange Notes;

•	effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all indebtedness and other liabilities of our subsidiaries.

As of June 30, 2021, we had approximately $4.4 billion of outstanding indebtedness (including letters of credit) that ranks equally with the Exchange Notes. We currently do not have any outstanding secured indebtedness.

As of June 30, 2021, our subsidiaries had $12.9 billion of outstanding indebtedness and other liabilities (excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. generally accepted accounting principles but including letters of credit) to which the Exchange Notes would have been structurally subordinated.

Optional Redemption

We may redeem the Exchange Notes at any time, in whole or in part, prior to October 15, 2030 (the date that is six months prior to the stated maturity date) (the “Par Call Date”) upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to the greater of:

(a)	100% of the principal amount of the Exchange Notes being redeemed, and

(b)

the sum of the present values of the remaining scheduled payments of principal and interest on the Exchange Notes being redeemed that would be due if the Exchange Notes matured on the Par Call Date, exclusive of accrued interest to the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate (as defined below) plus 40 basis points, plus, in either case, any accrued and unpaid interest on the principal amount of the Exchange Notes being redeemed to, but excluding, the redemption date.

In addition, we may redeem the Exchange Notes at any time, in whole or in part, on or after the Par Call Date, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to 100% of the principal amount of the Exchange Notes being redeemed, plus any accrued and unpaid interest on the principal amount of the Exchange Notes being redeemed to, but excluding, the redemption date.

Certain definitions relevant to determining the treasury rate are set forth below.

“treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue (as defined below), assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price (as defined below) for such redemption date. The treasury rate will be calculated by us on the third business day preceding the redemption date. The Trustee shall not be responsible for any such calculation.

“comparable treasury issue” means, with respect to any redemption date for any of the Exchange Notes to be redeemed, the United States Treasury security selected by the independent investment banker (as defined below) as having the maturity comparable to the remaining term of the Exchange Notes to be redeemed (assuming that the Exchange Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Exchange Notes to be redeemed (assuming that the Exchange Notes matured on the Par Call Date).

“comparable treasury price” means with respect to any redemption date for any of the Exchange Notes to be redeemed,

(a)

the average of three reference treasury dealer quotations (as defined below) for the redemption date for the Exchange Notes to be redeemed, after excluding the highest and lowest of five reference treasury dealer quotations, or

(b)	if the independent investment banker obtains fewer than five reference treasury dealer quotations, the average of all reference treasury dealer quotations obtained.

“independent investment banker” means one of the reference treasury dealers (as defined below) appointed by PSEG after consultation with the Trustee.

“reference treasury dealer” means each of Barclays and Goldman Sachs and their respective affiliates or successors (provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), PSEG will substitute therefor another primary treasury dealer) and any other primary treasury dealers selected by PSEG and its affiliates or successors as PSEG may appoint from time to time.

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker by such reference treasury dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Exchange Notes called for redemption.

Selection and Notice

If less than all of the Exchange Notes are to be redeemed on any redemption date, the Trustee will select the Exchange Notes for redemption on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate, subject to the selection convention applicable to securities in book-entry form. Exchange Notes in denominations of $2,000 or less may not be redeemed in part. Notices of redemption will be delivered electronically or mailed by first class mail at least 10 days (but not more than 60 days) prior to the redemption date to each holder of Exchange Notes to be redeemed at its registered address. The notice of redemption will state the portion of the principal amount to be redeemed if the Exchange Note is to be redeemed in part. An Exchange Note in principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original Exchange Note.

Notices to the holders of the Exchange Notes shall be delivered electronically or given by first class mail, postage prepaid, to the registered holders of such Exchange Notes at their addresses appearing in the note register.

Merger or Consolidation

The Indenture provides that PSEG may not consolidate with or merge with or into any other Corporation or convey or transfer our properties and assets as an entirety or substantially as an entirety to any person, unless either we are the continuing Corporation or such Corporation or person assumes by supplemental indenture all of our obligations under the Indenture and the debt securities issued thereunder and immediately after the transaction no default shall exist.

For purposes of the Indenture, “Corporation” includes corporations, associations, companies, limited liability companies and business trusts.

Events of Default

The following constitute events of default under the Indenture with respect to any particular series of Notes:

•	we do not pay interest on any Note of that series within 30 days of its due date;

•	we do not pay principal of, or any premium on, any Note of that series on its due date;

•

we remain in breach of a covenant in respect of any Note of that series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of at least 25% of the principal amount of the outstanding Notes of that series;

•	we file for bankruptcy or a court appoints a custodian or orders our liquidation under any bankruptcy law or certain other events in bankruptcy, insolvency or reorganization occur; and

•

an event of default shall have occurred and be continuing with respect to indebtedness for borrowed money of PSEG in excess of $75,000,000 and such event of default shall have been accelerated, and such acceleration shall not be rescinded or annulled within ten days after written notice thereof shall have been given to PSEG by the Trustee or to PSEG and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes of that series; provided, however, that if such event of default with respect to such other indebtedness shall be remedied or cured by PSEG, or waived by the holders of such other indebtedness, then the event of default under Notes of that series by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the holders of Notes of that series.

We are required to file with the Trustee, annually, an officer’s certificate as to our compliance with all conditions and covenants under the Indenture. The Indenture provides that the Trustee may withhold notice to the holders of Notes of such series of any default (except payment defaults on Notes of such series) if it considers it in the interest of the holders of Notes of such series to do so.

If an event of default with respect to Notes of any series at the time outstanding has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of the outstanding Notes of that series may declare the principal amount of all of Notes of that series to be due and payable immediately.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an event of default with respect to Notes has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of Notes of any series, unless such holders have offered the Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with that request. Subject to such provisions for the indemnification of the

Trustee and to certain other provisions, the holders of a majority in principal amount of outstanding Notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series.

The holders of a majority in principal amount of outstanding Notes of any series may, on behalf of the holders of all Notes of such series and any related coupons, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of, or premium, or interest, if any, on any Note of such series or any related coupons, or

•	relating to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note of such series affected by the modification or amendment.

Modification or Waiver

Modification and amendment of the Indenture may be made by us and the Trustee with the consent of the holders of a majority in principal amount of all outstanding Notes issued under the Indenture that are affected by the modification or amendment. The consent of the holder of each outstanding Note affected is, however, required to:

•	change the maturity of the principal of or any installment of principal of or interest on any Note;

•	reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, any Note, or change the manner of calculation thereof;

•	change our obligation, if any, to pay additional amounts in respect of any Note;

•	adversely affect any right of repayment at the option of the holder of any Note;

•	change the place or currency of payment of principal, premium or interest on any Note;

•	impair the right to institute suit for the enforcement of any such payment on or after the maturity date, redemption date or repayment date;

•	adversely affect any right to convert or exchange any Note;

•

reduce the percentage in principal amount of outstanding Notes of any series required to amend or waive compliance with certain provisions of the Indenture or to waive certain defaults with respect to such series;

•	reduce the requirements for voting or quorum described below; or

•

modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holders of each outstanding Note affected thereby.

The holders of a majority in aggregate principal amount of all outstanding Notes issued under the Indenture have the right to waive our compliance with certain covenants in the Indenture.

Modification and amendment of the Indenture may be made by the Trustee and us, without the consent of any holder of Notes, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the Indenture;

•	to add to our covenants for the benefit of the holders of all or any series of securities issued under the Indenture or to surrender any right or power conferred upon us by the Indenture;

•	to add events of default for the benefit of the holders of all or any series of securities issued under the Indenture;

•

to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, bearer securities, or to permit or facilitate the issuance of securities issued under the Indenture in uncertificated form, provided that any such actions do not adversely affect the holders of the securities issued under the Indenture or any related coupons;

•

to change or eliminate any provisions of the Indenture, as long as that change or elimination will become effective only when there are no securities under the Indenture outstanding entitled to the benefit of those provisions;

•	to secure the securities issued under the Indenture pursuant to any requirements of the Indenture, or otherwise;

•	to establish the form or terms of any securities issued under the Indenture and any related coupons;

•	to evidence and provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

•

to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action does not adversely affect the interests of holders of any securities issued under the Indenture or any related coupons in any material respect; or

•

to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of securities issued under the Indenture, provided that the action does not adversely affect the interests of the holders of any securities issued under the Indenture and any related coupons in any material respect.

In determining whether the holders of the requisite principal amount of outstanding securities issued under the Indenture have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of securities issued under the Indenture,

•

the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof,

•

the principal amount of an indexed security that may be counted in making such determination will be equal to the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to the Indenture, and

•	securities issued under the Indenture owned by us or any other obligor upon the securities issued under the Indenture or any affiliate of ours or of any other obligor shall be disregarded.

The Indenture contains provisions for convening meetings of the holders of securities issued under the Indenture of a series if securities of that series are issuable as bearer securities. A meeting may be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding securities of that series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each security issued under the Indenture affected thereby, as described above, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding securities of that series; except that any resolution with respect to any action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding securities of that series. Any resolution passed or decision taken at any meeting of holders of securities of a series issued under the Indenture held in accordance with the Indenture will be binding on all holders of securities of that series and any related coupons whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the outstanding securities of a series issued under the Indenture; except that, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding securities of a series issued under the Indenture, the persons holding or representing that specified percentage in principal amount of the outstanding securities of that series will constitute a quorum.

Satisfaction and Discharge, Full Defeasance and Covenant Defeasance

We may discharge certain of our obligations to holders of Notes of any series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or are due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to make interest, principal and any other payments on Notes of such series on their various due dates.

We may elect either to defease and be discharged from any and all obligations with respect to Notes of any series and any related coupons, with certain limited exceptions (this is called “full defeasance”) or to be released from our obligations under any specified covenant with respect to Notes of any series and any related coupons, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to Notes of any series and any related coupons (this is called “covenant defeasance”).

In order to effect full defeasance or covenant defeasance, we must deposit for the benefit of all holders of Notes of such series a combination of cash and/or U.S. government securities or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on Notes of such series on their various due dates.

A trust may only be established if, among other things, we have delivered to the Trustee a legal opinion stating that the holders of such outstanding Notes and any related coupons will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the full defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the full defeasance or covenant defeasance had not occurred, and the legal opinion, in the case of full defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture.

In the event we effect covenant defeasance with respect to Notes of any series and any related coupons and Notes of any series and coupons are declared due and payable because of the occurrence of certain events of default with respect to any covenant as to which there has been covenant defeasance, the amount of funds on deposit with the Trustee will be sufficient to pay amounts due on Notes of such series and coupons at the time of their stated maturity date but may not be sufficient to pay amounts due on Notes of such series and coupons at the time of the acceleration resulting from the event of default. In such case, we would remain liable to make payment of those amounts due at the time of acceleration.

Resignation of Trustee

The Trustee may resign or be removed with respect to the Exchange Notes and a successor trustee may be appointed to act with respect to those Exchange Notes.

Governing Law

The Indenture and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New Jersey.

The Trustee

U.S. Bank National Association (the “Trustee”) is trustee under various indentures relating to our subsidiaries and affiliates. We, our subsidiaries and our affiliates maintain other normal banking relationships, including credit facilities and lines of credit, with U.S. Bank National Association.

Listing

PSEG does not intend to apply for the listing of the Exchange Notes to be issued in the Exchange Offer on any securities exchange or for inclusion in any automated quotation system.

Book-Entry Only Issuance—The Depository Trust Company

DTC will act as the initial securities depositary for the Exchange Notes. The Exchange Notes will be issued only as fully registered securities registered in the name of Cede, DTC’s nominee. One or more fully registered global certificates will be issued, representing in the aggregate the total principal amount of Exchange Notes, and will be deposited with or on behalf of DTC.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; those laws may limit the transferability of beneficial interests in a global security.

If:

•	DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;

•	we determine, in our sole discretion, not to have any debt securities represented by one or more global securities; or

•	an event of default under the Indenture has occurred and is continuing,

then we will issue individual debt securities in certificated form in exchange for the relevant global securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such debt securities in certificated form registered in its name. Unless otherwise provided in this exchange offer, debt securities so issued in certificated form will be issued in denominations of $2,000 or any integral multiple of $1,000 thereof and will be issued in registered form only, without coupons. The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in this exchange offer:

Investors may elect to hold interests in the global securities through either DTC in the U.S. or Clearstream Banking, S.A. (“Clearstream, Luxembourg”), or Euroclear Bank S.A./N.V., as operator (the “Euroclear operator”) of the Euroclear system (the “Euroclear system”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear system will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear system’s names on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global security to pledge such interest to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among its participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges in its participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The Depository Trust & Clearing Corporation is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC rules applicable to its participants are on file with the SEC.

Except as otherwise provided in this exchange offer, purchases of debt securities under DTC’s system must be made by or through direct participants, which will receive a credit for those debt securities on DTC’s records. The beneficial ownership interest of each actual purchaser of each debt security represented by a global security (“beneficial owner”) is in turn to be recorded on the records of the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners of a global security representing debt securities will not receive certificates representing their ownership interests in a global security, except in the event that use of the book-entry system for those debt securities is discontinued.

To facilitate subsequent transfers, all global securities representing debt securities deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede, or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities representing the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices will be sent to Cede. If less than all of the Exchange Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

Neither DTC nor Cede (nor any other nominee of DTC) will consent or vote with respect to the global securities representing debt securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts book-entry securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and dividend payments on the global securities representing the debt securities will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the Trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner will give notice of any option to elect to have its debt securities purchased or tendered, through its participant, to the Trustee, and will effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in the global security representing those debt securities, on DTC’s records, to the Trustee. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the global security representing those debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the Trustee’s account with DTC.

DTC may discontinue providing its services as depositary with respect to debt securities at any time by giving reasonable notice to us or the Trustee. Under those circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

None of the Trustee, any applicable paying agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the dealer managers and solicitation agents. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the Exchange Notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

The Euroclear system advises that it was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by the Euroclear operator under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “cooperative”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear system on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the dealer managers and solicitation agents. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is a Belgian bank that is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As such, it is regulated by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law (collectively, the “terms and conditions”). The terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawals of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Exchange Notes held beneficially through the Euroclear system will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear system.

The information in this section has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the Exchange Notes will be through DTC. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear system, as applicable.

Clearstream, Luxembourg and the Euroclear system will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream, Luxembourg and the Euroclear system, as participants in DTC. When the Exchange Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream, Luxembourg or the Euroclear system through a participant at least one day prior to settlement. Clearstream, Luxembourg or the Euroclear system, as the case may be, will instruct its U.S. agent to receive the Exchange Notes against payment. After settlement, Clearstream, Luxembourg or the Euroclear system will credit its participant’s account. Credit for the Exchange Notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending the Exchange Notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer the Exchange Notes to a DTC participant, the seller will be required to send instructions to Clearstream, Luxembourg or the Euroclear system through a participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or the Euroclear system will instruct its U.S. agent to transfer the Exchange Notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the Exchange Notes through Clearstream, Luxembourg and the Euroclear system on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the U.S. Because of time-zone differences, credits of Exchange Notes received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in Exchange Notes settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear system as a result of sales of the Exchange Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear system cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear system have agreed to the foregoing procedures in order to facilitate transfers of Exchange Notes among participants of DTC, Clearstream, Luxembourg and the Euroclear system, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued or changed at any time.

EXCHANGE OFFER; REGISTRATION RIGHTS

PSEG and the dealer managers of the Old Notes entered into a Registration Rights Agreement with respect to the Old Notes on December 23, 2020. In the agreement, PSEG agreed, among other things, for the benefit of the holders of the Old Notes to use commercially reasonable efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Old Notes for Exchange Notes with terms substantially identical in all material respects to such series of Old Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions, and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes) and (2) cause the registration statement to be declared effective under the Securities Act.

After the SEC declares this exchange offer registration statement effective, PSEG will offer the Exchange Notes in return for the Old Notes. The exchange offer will remain open for at least 20 business days (or longer if required by applicable law) after the date PSEG electronically delivers notice of the exchange offer to the holders of the Old Notes. For each Old Note surrendered to PSEG pursuant to an exchange offer, the holder of the Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof or, if no interest has been paid on such Old Note, from the date of its original issue.

Under existing SEC interpretations, Exchange Notes acquired in the exchange offer by holders of Old Notes will be freely transferable without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the Exchange Notes and that it is not an affiliate of PSEG, as such terms are interpreted by the SEC, however, broker-dealers (“participating broker-dealers”) receiving Exchange Notes in a registered exchange offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. Under existing SEC interpretations, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

Generally, Old Notes of any series not tendered in the exchange offer will maintain the same interest and be subject to all the terms and conditions specified in the indenture, including transfer restrictions, but will not retain any rights under the Registration Rights Agreement (including with respect to increases in annual interest rate described below) after the consummation of the exchange offer.

In the event that PSEG determines that a registered exchange offer is not available under applicable law or may not be completed as soon as practicable after the last date for acceptance of Old Notes for exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC or, if all of the exchange offer is not for any other reason completed by the later of December 18, 2021 and, in certain limited circumstances, the date on which PSEG receives a written request from any holder representing that it holds Old Notes that are or were ineligible to be exchanged in a registered exchange offer, PSEG will use its commercially reasonable efforts to file and cause to become effective a shelf registration statement relating to resales of the relevant Old Notes. PSEG will, in the event of such a shelf registration, provide to each participating holder of Old Notes copies of a prospectus (if requested by the participating holder), notify each participating holder of Old Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Old Notes. A holder of registrable securities (as defined below) that sells Old Notes under the shelf registration statement generally will be required to make certain representations to PSEG, to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder of registrable securities (including certain indemnification obligations). Holders of registrable securities will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from PSEG.

If a “registration default” (as defined below) occurs with respect to a series of registrable securities under the Registration Rights Agreement, then additional interest shall accrue on the principal amount of the Old Notes of a particular series that are registrable securities at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue; however, the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when all registration defaults are cured. Notwithstanding the foregoing, if the exchange offer with respect to a series of Old Notes is consummated, any holder who was, at the time the exchange offer was pending and consummated, eligible to exchange and did not validly tender, or withdrew, its Old Notes for Exchange Notes in the exchange offer, will not be entitled to receive any additional interest and, upon consummation of the exchange offer, the Old Notes will no longer constitute registrable securities under the Registration Rights Agreement.

A “registration default” means the occurrence of any of the following: (i) the exchange offer registration statement is not deemed effective on or prior to December 18, 2021 or (ii) the exchange offer is not consummated prior to December 18, 2021 and, if a shelf registration statement is required, such shelf registration statement is not declared effective on or prior to the later of December 18, 2021 and 60 days after the delivery of a request by a holder for the filing of a shelf registration statement, or (iii) if a shelf registration is required and after being declared effective, such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities (x) on more than two occasions of at least 30 consecutive days during the shelf effectiveness period or (y) at any time in any 12-month period during the required effectiveness period and such failure to remain effective or usable for resales of registrable securities exists for more than 90 days (whether or not consecutive) in any 12-month period.

“registrable securities” initially means the Old Notes; provided that the Old Notes will cease to be registrable securities upon the earliest to occur of the following: (1) when a registration statement with respect to such Old Notes has become effective and such Old Notes have been exchanged or disposed of pursuant to such registration statement, (2) when such Old Notes cease to be outstanding, (3) when such Old Notes have been resold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that we shall have removed or caused to be removed any restrictive legend on the Old Notes or (4) December 23, 2023.

The Exchange Notes will be accepted for clearance through DTC. See “Description of the Exchange Notes—Book-Entry Only Issuance—The Depository Trust Company.”

This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations relating to the exchange of Old Notes for Exchange Notes in the exchange offer. It does not purport to contain a complete analysis of all the potential tax considerations relating to the exchange. This discussion is limited to holders of Old Notes who hold the Old Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based upon the Code, the Treasury Regulations promulgated thereunder, judicial authorities and published positions of the Internal Revenue Service (the “IRS”), all as currently in effect, and all of which are subject to change or differing interpretations possibly with retroactive effect, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein.

This discussion is for general information purposes only and does not address all of the U.S. federal income tax consequences and considerations that may be relevant to a particular holder in light of such holder’s particular facts and circumstances and does not apply to holders that are subject to special treatment under U.S. federal income tax laws, such as, for example, banks or other financial institutions; insurance companies, regulated investment companies, real estate investment trusts or mutual funds; holders liable for the alternative minimum tax; certain former citizens or former long-term residents of the United States; U.S. holders having a “functional currency” other than the U.S. dollar; tax-exempt organizations; dealers in securities or currencies; entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (or investors therein); subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts; traders in securities that elect to use a mark to market method of accounting; “controlled foreign corporations”; “passive foreign investment companies”; or holders that hold Old Notes as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated or risk reduction transaction.

This discussion does not address any tax consequences under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or foreign tax laws or under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. This discussion also does not address any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Old Notes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the exchange to them.

This discussion is for general purposes only and is not intended to constitute a complete description of all tax consequences relating to the exchange of Old Notes for Exchange Notes in the exchange offer. All holders are urged to consult with their tax advisors as to the specific tax consequences to them of the exchange of Old Notes for Exchange Notes in light of their particular facts and circumstances, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

Consequences of Tendering Old Notes

The exchange of Old Notes for Exchange Notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, you will not recognize gain or loss upon the exchange of Old Notes for Exchange Notes, your basis in the Exchange Notes will be the same as your basis in the Old Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Exchange Notes will include your holding period in the Old Notes surrendered in exchange therefor.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. PSEG has agreed that, for a period of up to 180 days after the expiration time of the exchange offer, if requested by one or more such broker-dealers, PSEG will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Exchange Notes by any such broker-dealers.

PSEG will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer, and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration time of the exchange offer, PSEG will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. PSEG has agreed to pay certain expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Exchange Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreement, including liabilities under the Securities Act.

LEGAL MATTERS

Tamara L. Linde, PSEG, will pass on the validity of the Exchange Notes offered in the exchange offer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this prospectus by reference from PSEG’s Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. Accordingly, we incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus (excluding in each case information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

•	Information in our Definitive Proxy Statement on Schedule 14A filed on March 15, 2021 that is incorporated by reference into our Annual Report on Form 10-K; and

•	Our Current Reports on Form 8-K filed on April 12, 2021, April 22, 2021, April 27, 2021, May 24, 2021 and August 13, 2021.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. PSEG has not authorized any person, including any salesperson or broker, to provide information other than that provided in this prospectus and in any supplement hereto. PSEG has not authorized anyone to provide you with different information. PSEG is not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and in any supplement hereto is accurate only as of the date on its cover page and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written request, a copy of any or all of the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning us at the following address:

Vice President, Investor Relations

PSEG

80 Park Plaza, 4th Floor

Newark, NJ 07102

Telephone (973) 430-7000

To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than                , 2021. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration time of the exchange offer, as extended.

Except as expressly provided above, no other information is incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 (File No. 333-                ) under the Securities Act that registers the Exchange Notes that will be offered in exchange for the Old Notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Exchange Notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.

We are subject to the informational requirements of the Exchange Act and file reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

PSEG also maintains an Internet site at www.PSEG.com. PSEG’s website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision. PSEG and its subsidiaries’ names, abbreviations thereof, logos, and product and service designators are all either the registered or unregistered trademarks or tradenames of PSEG and its subsidiaries. Names, abbreviations of names, logos, and products and service designators of other companies are either the registered or unregistered trademarks or tradenames of their respective owners.

PUBLIC SERVICE ENTERPRISE GROUP

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under Section 14A:3-5 of the New Jersey Business Corporation Act, we:

(1) have power to indemnify each director and officer (as well as our employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in our own right, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

(2) have power to indemnify each director and officer against expenses in connection with any proceeding by or in our own right to procure a judgment in our favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to us, unless and only to the extent that the court determines that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper;

(3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

(4) have power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not we would have the power to indemnify him against such expenses and liabilities under the statute.

As used in the statute, expenses means reasonable costs, disbursements and counsel fees; liabilities means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties; and proceeding means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

Indemnification may be awarded by a court under (1) or (2) as well as under (3) above, notwithstanding a prior determination by us that the director or officer has not met the applicable standard of conduct.

Indemnification under the statute does not exclude any other rights to which a director or officer may be entitled under a certificate of incorporation, by-law, or otherwise.

Article 8, Section 1 of our Certificate of Amendment of Certificate of Incorporation provides as follows:

1. Indemnification:

The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

Article 8, Section 2 of our Certificate of Amendment of Certificate of Incorporation provides as follows:

2. Limitation of Liability:

To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

Our directors and officers are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and we are insured to the extent that we are required or permitted by law to indemnify the directors and officers for such loss. We pay premiums for such insurance.

Item 21.	Exhibits and Financial Statement Schedules.

Number	Description	Method of Filing

3.1	Certificate of Incorporation Public Service Enterprise Group Incorporated	Filed as Exhibit 3.1a with Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 001-09120, on May 4, 2007 and incorporated herein by this reference.

3.2	Certificate of Amendment of Certificate of Incorporation of PSEG, effective April 23, 1987	Filed as Exhibit 3.1b with Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 001-09120, on May 4, 2007.

3.3	Certificate of Amendment of Certificate of Incorporation of PSEG, effective April 20, 2007	Filed as Exhibit 3.1c with Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 001-09120, on May 4, 2007.

3.4	By-Laws of Public Service Enterprise Group Incorporated effective December 15, 2015.	Filed as Filed as Exhibit 99.1 with Current Report on Form 8-K, File No. 001-09120, on December 16, 2015.

4.1	Indenture dated as of November 1, 1998, by and among PSEG and U.S. Bank National Association, as successor trustee.	Filed as Exhibit 4(f) to the Annual Report on Form 10-K for the year ended December 31, 1998, File No. 001-09120.

4.2	Officer’s Certificate, dated December 23, 2020, pursuant to the Indenture establishing the terms of the Exchange Notes	Filed herewith.

4.3	Form of Exchange Note	Included in Exhibit 4.2

4.4	Registration Rights Agreement, dated December 23, 2020, by and among PSEG and Barclays Capital Inc. and Goldman Sachs & Co. LLC	Filed herewith.

5.1	Legal Opinion of Tamara L. Linde, PSEG	Filed herewith.

23.1	Consent of Deloitte & Touche LLP	Filed herewith.

Number	Description	Method of Filing

23.2	Consent of Tamara L. Linde, PSEG	Included in Exhibit 5.1.

24.1	Power of Attorney (included on signature pages attached hereto)	Filed herewith.

25.1	Statement of Eligibility of the Trustee with respect to the Indenture	Filed herewith.

99.1	Form of Letter of Transmittal	Filed herewith.

99.2	Form of Notice of Guaranteed Delivery	Filed herewith.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7)    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(8)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 13, 2021, in the City of Newark, State of New Jersey.

PUBLIC SERVICE ENTERPRISE GROUP

By:	/s/ Daniel J. Cregg
Name: Daniel J. Cregg
Title: Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENT, that each director whose signature appears below constitutes and appoints Bradford D. Huntington and Tamara L. Linde and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462, and otherwise, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on August 13, 2021.

Signature	Title

/s/ Ralph Izzo	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)
Ralph Izzo

/s/ Daniel J. Cregg	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Daniel J. Cregg

/s/ Rose M. Chernick	Vice President and Controller (Principal Accounting Officer)
Rose M. Chernick

/s/ Willie A. Deese	Director
Willie A. Deese

/s/ Shirley Ann Jackson	Director
Shirley Ann Jackson

/s/ David Lilley	Director
David Lilley

/s/ Barry H. Ostrowsky	Director
Barry H. Ostrowsky

/s/ Scott G. Stephenson	Director
Scott G. Stephenson

/s/ Laura A. Sugg	Director
Laura A. Sugg

/s/ John P. Surma	Director
John P. Surma

Signature	Title

/s/ Susan Tomasky	Director
Susan Tomasky

/s/ Alfred W. Zollar	Director
Alfred W. Zollar